UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2009

Boston Scientific Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Boston Scientific Place, Natick, Massachusetts		01760-1537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	508-650-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 15, 2009, our Board of Directors, upon the recommendation of the Nominating and Governance Committee, elected Nelda J. Connors to the Board of Directors of Boston Scientific effective as of December 15, 2009. Ms. Connors’ term will expire at our 2010 Annual Meeting of Stockholders to be held on May 11, 2010. The appointment of Ms. Connors increases the size of our Board to fourteen members. Ms. Connors has been appointed to serve on the Finance Committee and the Compliance and Quality Committee of the Board. There are no arrangements or understandings between Ms. Connors and any other persons pursuant to which Ms. Connors was elected a director of Boston Scientific.

In connection with Ms. Connors’ election as a non-employee director of the Board, she will receive our standard director compensation, including a cash retainer of $75,000 (pro rated from December 15, 2009) and a restricted stock grant equal to a number of shares of restricted stock determined by dividing $125,000 by the fair market value of our common stock on December 15, 2009.

A copy of the press release is attached hereto as Exhibit 99.1.

(e) 1. 2010 Performance Incentive Plan

On December 15, 2009, upon the recommendation of the Executive Compensation and Human Resources Committee (the "Compensation Committee"), our Board of Directors approved the 2010 Performance Incentive Plan (the "2010 PIP") which is effective January 1, 2010.

As part of our overall compensation program, our 2010 PIP provides an annual cash incentive opportunity for eligible salaried personnel, including those officers designated as Named Executive Officers in our 2009 Proxy Statement, based on the achievement of certain performance metrics.

Under the 2009 Performance Incentive Plan, the performance targets were 75% of salary for all Executive Committee members and 120% of salary for the CEO. Under the 2010 PIP, the Compensation Committee has established a six tier performance target structure with reduced bonus targets ranging from 45% of salary to 100% of salary. For our Named Executive Officers, their bonus targets were set as follows: David McFaul at Tier 4 or 60% of salary, Fredericus A. Colen at Tier 3 or 70% of salary, Sam R. Leno at Tier 2 or 80% of salary, and J. Raymond Elliott at Tier 1 or 100% of salary.

Payments to executive officers under the 2010 PIP are intended to qualify as performance-based compensation that is deductible under section 162(m) of the Internal Revenue Code. For section 162(m) purposes, funding will be based on attainment of financial goals, and individual and quality goals will be taken into account through the exercise of negative discretion.

A copy of the 2010 PIP effective as of January 1, 2010 is filed as Exhibit 10.1 hereto

2. 2010 Performance Share Program

On December 15, 2009, upon the recommendation of the Compensation Committee, our Board of Directors approved the adoption of the 2010 Performance Share Program (the "2010 PSP").

Beginning in 2010, performance share awards in the form of Deferred Stock Units will be granted to executive officers and certain other members of our senior management team in order to place additional emphasis on creating long-term stockholder value. The performance shares granted under our 2010 PSP are one equity vehicle within the overall mix of our long-term incentive program and will be awarded under our 2003 Long Term Incentive Plan which was previously approved by stockholders. Under the 2010 PSP, performance will be measured in three annual performance cycles comparing our own Total Shareholder Return to the Total Shareholder Return of the companies in the S&P 500 Healthcare Industry Index. Under this program, Total Shareholder Return will be defined as the change in stock price plus dividends paid over the average closing stock price for the last 60 days of the calendar year prior to the year in which the grant is made. At the end of the three year performance period, final Total Shareholder Return will be calculated using the simple average of the three annual performance cycles. Performance Shares will fully vest after the three year period based on meeting performance requirements approved by the Compensation Committee on the date of grant.

A copy of the 2010 PSP is filed as Exhibit 10.2 hereto.

3. Change in Control Agreements

As part of its ongoing evaluation of our executive compensation programs, the Compensation Committee reviewed our existing Retention Agreements and recommended to our Board of Directors certain modifications to better align executive compensation with increasing stockholder value following a change in control. On December 15, 2009, our Board of Directors approved new Change in Control Agreements for our executive officers to replace the existing Retention Agreements. The Change in Control Agreements eliminate the tax gross up provided under the Retention Agreements, limit the payment amount following a change in control to avoid triggering the excise tax, establish a defined three year term, impose a double trigger on equity acceleration and modify the existing definition of "Good Reason."

We intend to ask each of our eligible executive officers to agree to terminate their existing Retention Agreement and to execute a Change in Control Agreement. In consideration of the executive terminating the Retention Agreement and executing the less favorable Change in Control Agreement, the Compensation Committee has authorized the grant of stock options having a value of $15,000 on the date of grant and vesting over four years to each executive officer who so agrees.

A form of the Change in Control Agreement is filed as Exhibit 10.3 hereto.

4. Amendment to 401(k) Retirement Savings Plan

On December 15, 2009, our Board of Directors approved an amendment to our 401(k) Retirement Savings Plan (the "401(k) Plan") which amends the 401(k) Plan for technical requirements mandated by the Pension Protection Act (the "PPA") and further amends certain definitions in the 401(k) Plan, as required by the Internal Revenue Service (the "IRS").

A copy of the amendment to the 401(k) Plan is filed as Exhibit 10.4 hereto.

5. Amendment to Guidant Retirement Plan

On December 15, 2009, our Board of Directors approved an amendment to the Guidant Retirement Plan to incorporate the applicable requirements mandated by the PPA, as well as the Heroes Earnings Assistance and Relief Tax Act and the Worker, Retiree and Employer Recovery Act.

A copy of the amendment to the Guidant Retirement Plan is filed as Exhibit 10.5 hereto.

6. Amendment to Global Employee Stock Ownership Plan

On December 15, 2009, our Board of Directors approved an amendment to the Boston Scientific 2006 Global Employee Stock Ownership Plan (the "GESOP") which amends the GESOP as required by the IRS in response to the final regulations relating to employee stock purchase plans qualifying under section 423 of the Internal Revenue Code released on November 16, 2009.

A copy of the amendment to the GESOP is filed as Exhibit 10.6 hereto.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Scientific Corporation

December 21, 2009	By:	Lawrence J. Knopf

Name: Lawrence J. Knopf
Title: Senior Vice President and Deputy General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Boston Scientific Corporation 2010 Performance Incentive Plan effective as of January 1, 2010
10.2	Boston Scientific Corporation 2010 Performance Share Program effective as of January 1, 2010
10.3	Form of Change in Control Agreement
10.4	Form of Eighth Amendment to the Boston Scientific Corporation 401(k) Retirement Savings Plan
10.5	Form of Second Amendment of the Guidant Retirement Plan
10.6	Form of Second Amendment of the Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan
99.1	Press Release issued by Boston Scientific Corporation dated December 15, 2009.